Exhibit 99.1

FOR IMMEDIATE RELEASE: AUGUST 3, 2020

LEGGETT & PLATT REPORTS 2Q RESULTS AND ANNOUNCES 3Q DIVIDEND

Carthage, MO, August 3, 2020 —

•	2Q sales were down 30% vs 2Q19, significantly impacted by the COVID-19 pandemic

•	2Q EPS was ($.05), a decrease of $.69 vs 2Q19; 2Q adjusted[1] EPS was $.16, down $.48 vs 2Q19

•	Liquidity at June 30, 2020 was $1.3 billion

•	Board declared third quarter dividend of $.40 per share

Diversified manufacturer Leggett & Platt reported second quarter sales of $845 million, a 30% decrease versus second quarter last year.

•	Organic sales were down 31%:

•	Volume was down 29%[2], largely due to the economic impact of COVID-19

•	Raw material-related selling price decreases and negative currency impact reduced sales 2%

•	Acquisitions added 1% to sales growth

Second quarter EBIT was $23 million, down $113 million or 83% from second quarter last year, and adjusted1 EBIT was $51 million, an $85 million decrease.

•	EBIT and adjusted[1] EBIT declined primarily as a result of lower volume, partially offset by fixed cost reductions

•

2Q 2020 adjustments include a $25 million non-cash goodwill impairment charge related to our Hydraulic Cylinders business and $3 million of restructuring charges primarily from pandemic-related cost reductions

•	EBIT margin was 2.7% and adjusted[1] EBIT margin was 6.0%, down from 11.2% in the second quarter of 2019

•	There was no LIFO benefit or expense in the second quarter of 2020, versus a benefit of $10.4 million (pretax) in the second quarter of 2019

Second quarter EPS was a loss of $.05, a $.69 decrease versus second quarter 2019, and included a goodwill impairment charge of $.19 and restructuring charges of $.02. Second quarter adjusted1 EPS was $.16, a decrease of $.48, primarily from lower EBIT.

Debt, Cash Flow and Dividend

•	Net Debt was 3.10x trailing 12-month adjusted[1] EBITDA

•	Operating cash flow was $112 million in the second quarter, a decrease of $60 million versus second quarter last year primarily from lower earnings

•	Second quarter dividend was $.40, equal to last year’s second quarter dividend

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	2% of volume decline attributable to exited business

CEO COMMENTS

Chairman and CEO Karl Glassman commented, “Our second quarter results were significantly impacted by the economic effects of the COVID-19 pandemic. We were pleased to see sales improve sequentially throughout the quarter as demand improved in most of our markets. The swift cost reduction actions implemented at the onset of the pandemic helped to mitigate some of the earnings impact from lower demand levels.

“We continue to see demand recovering through July, although at varied rates across our markets and geographies given the ongoing effects of the pandemic and continuing economic uncertainty. We have improved our liquidity and will continue to carefully manage our cash and expenses. We are committed to maintaining our strong balance sheet, investment grade credit rating, and position as a Dividend Aristocrat.

“Our focus remains on the health and safety of our employees and their families, along with our customers, suppliers and communities we serve around the world. I am extremely proud of how our employees are working together to keep each other safe and healthy while serving our customers during this challenging time.

“Our long-term fundamentals have not changed. We continue to be leaders in most of our markets, focused on innovation and working closely with our customers to provide more of what they need to be successful. Our capabilities are unmatched in our large and expanding addressable markets. We are dedicated to our long-term vision for the Company and are confident that we will emerge from this crisis strong and focused on the future.”

COVID-19 IMPACT

•	Sales improved sequentially throughout the quarter after hitting their lowest point in early April, and continued to improve in the first three weeks of Q3 to levels near the prior year

•	Cost structure is 75% variable and 25% fixed

•	Aligning variable cost structure to demand levels

•	Fixed cost reductions are expected to drive 2020 savings of ~$100 million

•	Actions taken to optimize cash flow include:

•	Closely monitoring accounts receivable and collections

•	Controlling inventory

•	Reducing capital expenditures

LIQUIDITY AND BALANCE SHEET

•	$1.3 billion of liquidity at June 30

•	$209 million of cash on hand

•	$1.1 billion in capacity remaining under revolving credit facility

•	Debt at June 30

•	Long term debt of $2.1 billion, including $102 million of commercial paper outstanding

•	No significant maturities until August 2022

•	Amended existing credit agreement on May 6, 2020 to allow for additional liquidity

•	Financial covenant amended from a calculation of total debt to trailing 12-months EBITDA to net debt to trailing 12-months EBITDA

•

Covenant requires net debt to remain below 4.75x the trailing 12-months EBITDA through March 31, 2021. The ratio is then reduced by 0.5x every quarter through December 31, 2021 and thereafter remains at 3.25x.

DIVIDEND

•	The Company’s Board of Directors declared third quarter dividend of $.40, equal to the dividend declared in the third quarter of 2019

•	Dividend will be paid on October 15, 2020 to shareholders of record on September 15, 2020

•	At an annual indicated dividend of $1.60 per share, the yield is 4.0%, based upon Friday’s closing stock price of $40.09 per share; one of the highest yields among the S&P 500 Dividend Aristocrats

GUIDANCE

•	Company is not providing guidance at this time given continued macroeconomic uncertainty related to the effects of COVID-19

USES OF CASH

•	Remaining 2020 debt maturities of $25 million; no significant maturities until August 2022

•	Anticipating capital expenditures of approximately $60 million for the year

•	Expecting 2020 dividends of approximately $210 million

•	Limiting acquisitions

SEGMENT RESULTS – Second Quarter 2020 (versus 2Q 2019)

Bedding Products –

•	Trade sales were down 28%

•	Volume was down 25%, primarily from COVID-related demand declines and exited volume in Fashion Bed and Drawn Wire

•	Raw material-related price decreases and currency impact reduced sales 3%

•	EBIT decreased $45 million, primarily from lower volume and lower metal margin in our rod mill, partially offset by fixed cost reductions

Specialized Products –

•	Trade sales decreased 47%

•	Volume was down 46%, primarily from COVID-related demand declines

•	Currency impact decreased sales 1%

•	EBIT decreased $61 million, primarily from lower volume and the $25 million goodwill impairment charge in Hydraulic Cylinders, partially offset by fixed cost reductions

Furniture, Flooring & Textile Products –

•	Trade sales were down 22%

•	Organic sales decreased 25%

•	Volume decreased 24%, primarily from COVID-related demand declines

•	Raw material-related selling price decreases and currency impact reduced sales 1%

•	A small Geo Components acquisition completed in December 2019 added 3% to sales

•	EBIT decreased $8 million, primarily from lower volume, partially offset by fixed cost reductions and lower raw material costs

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, August 4. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Third quarter results will be released after the market closes on Monday, November 2, with a conference call the next morning.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: At Leggett & Platt (NYSE: LEG), we create innovative products that enhance people’s lives, generate exceptional returns for our shareholders, and provide sought-after jobs in communities around the world. L&P is a 137-year-old diversified manufacturer that designs and produces engineered products found in most homes and automobiles. The Company is comprised of 15 business units and 140 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private-label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, the continued improvement of our demand; annualized savings from deploying cost savings measures, including fixed cost actions; the ability to maintain a strong liquidity and cash position; the amount of repatriated cash; the amount of capital expenditures; limiting acquisitions; our ability to collect receivables within their terms; our ability to manage inventory; and the amount of borrowing capacity under our commercial paper program and credit facility. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) the adverse impact on our sales, earnings, liquidity, cash flow and financial condition caused by the COVID-19 pandemic which has and could continue to materially negatively impact (a) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries (b) our manufacturing facilities’ ability to remain open, or to re-open if closed (either from the lack of demand or mandatory governmental closure), obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers, (c) operating costs related to pay and benefits for our terminated employees, (d) our ability to collect trade and other notes receivables in accordance with their terms due to customer bankruptcy, financial difficulties or insolvency; (e) impairment of goodwill and long-lived assets, (f) restructuring-related costs, and (g) our ability to access the commercial paper market or borrow under our revolving credit facility, including our ability to comply with the restrictive covenants in our credit facility that may limit our operational flexibility and our ability to pay our debt when it comes due; (ii) the Company’s ability to achieve its operating targets; (iii) increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; (iv) market conditions; (v) price and product competition from foreign and domestic competitors, (vi) cost and availability of raw materials and labor, fuel and energy costs, (vii) our ability to generate cash sufficient to pay the dividend, (viii) our ability to repatriate cash from offshore accounts; (ix) net interest expense, tax rates, increased trade costs, cybersecurity breaches, customer losses and insolvencies, disruption to our steel rod mill, foreign currency fluctuation, the amount of fully diluted shares, depreciation and amortization, and litigation risks; (x) the preliminary nature of savings estimates; and (xi) other risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Wendy M. Watson, Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

Tarah L. Sherwood, Director, Investor Relations

LEGGETT & PLATT	Page 5 of 7			August 3, 2020
RESULTS OF OPERATIONS	SECOND QUARTER			YEAR TO DATE
(In millions, except per share data)	2020	2019	Change	2020	2019	Change
Net trade sales	$845.1	$1,213.2	(30)%	$1,890.6	$2,368.3	(20)%
Cost of goods sold	698.8	943.5		1,521.5	1,865.6

Gross profit	146.3	269.7	(46)%	369.1	502.7	(27)%
Selling & administrative expenses	97.2	118.3	(18)%	215.0	236.9	(9)%
Amortization	16.3	16.9		32.7	31.0
Other expense (income), net	10.0	(1.5)		17.9	0.6

Earnings before interest and taxes	22.8	136.0	(83)%	103.5`	234.2	(56)%
Net interest expense	20.4	21.9		40.4	41.9

Earnings before income taxes	2.4	114.1		63.1	192.3
Income taxes	8.5	27.8		23.5	44.9

Net earnings	(6.1)	86.3		39.6	147.4
Less net income from non-controlling interest	—	(0.1)		—	—

Net earnings attributable to L&P	$(6.1)	$86.2	(107)%	$39.6	$147.4	(73)%

Earnings per diluted share
Net earnings per diluted share	$(0.05)	$0.64	(108)%	$0.29	$1.09	(73)%
Shares outstanding
Common stock (at end of period)	132.3	131.4	0.7%	132.3	131.4	0.7%
Basic (average for period)	135.7	134.7		135.5	134.5
Diluted (average for period)	135.7	135.2	0.4%	135.7	135.1	0.4%

CASH FLOW	SECOND QUARTER			YEAR TO DATE
(In millions)	2020	2019	Change	2020	2019	Change
Net earnings	$(6.1)	$86.3		$39.6	$147.4
Depreciation and amortization	46.5	50.0		94.0	96.3
Working capital decrease (increase)	22.0	17.0		(87.4)	(75.8)
Impairments	25.9	1.4		29.4	4.3
Other operating activity	23.8	17.6		46.9	31.5

Net Cash from Operating Activity	$112.1	$172.3	(35)%	$122.5	$203.7	(40)%
Additions to PP&E	(18.8)	(38.7)		(43.0)	(70.5)
Purchase of companies, net of cash	—	—		—	(1,244.3)
Proceeds from business and asset sales	2.9	1.8		3.6	2.0
Dividends paid	(52.9)	(49.8)		(105.6)	(99.4)
Repurchase of common stock, net	—	(0.3)		(7.6)	(2.3)
Additions (payments) to debt, net	(332.1)	(48.4)		8.0	1,240.9
Other	(8.2)	(10.5)		(16.7)	(8.5)

Increase (Decr.) in Cash & Equiv.	$(297.0)	$26.4		$(38.8)	$21.6

FINANCIAL POSITION	30-Jun
(In millions)	2020	2019	Change
Cash and equivalents	$208.8	$289.7
Receivables	577.3	700.3
Inventories	574.1	656.7
Other current assets	50.1	56.3

Total current assets	1,410.3	1,703.0	(17)%
Net fixed assets	797.4	817.9
Operating lease right-of-use assets	167.9	169.8
Goodwill	1,373.5	1,398.4
Intangible assets and deferred costs	833.0	912.9

TOTAL ASSETS	$4,582.1	$5,002.0	(8)%

Trade accounts payable	$361.4	$452.9
Current debt maturities	51.1	51.3
Current operating lease liabilities	41.8	38.5
Other current liabilities	321.2	357.6

Total current liabilities	775.5	900.3	(14)%
Long-term debt	2,083.2	2,363.5	(12)%
Operating lease liabilities	128.6	131.4
Deferred taxes and other liabilities	380.2	368.0
Equity	1,214.6	1,238.8	(2)%

Total Capitalization	3,806.6	4,101.7	(7)%

TOTAL LIABILITIES & EQUITY	$4,582.1	$5,002.0	(8)%

LEGGETT & PLATT	Page 6 of 7			August 3, 2020
SEGMENT RESULTS [1]	SECOND QUARTER			YEAR TO DATE
(In millions)	2020	2019	Change	2020	2019	Change
Bedding Products
Trade Sales	$410.6	$568.4	(28)%	$901.2	$1,122.7	(20)%
EBIT	18.6	63.5	(71)%	48.6	107.6	(55)%
EBIT Margin	4.5%	11.2%	-670 bps [2]	5.4%	9.6%	-420 bps [2]
Note impairment	—	—		8.4	—
Restructuring-related charges	2.6	(1.5)		2.6	4.1
ECS transaction costs	—	—		—	0.9

Adjusted EBIT	21.2	62.0	(66)%	59.6	112.6	(47)%
Adjusted EBIT Margin	5.2%	10.9%	-570 bps	6.6%	10.0%	-340 bps
Depreciation and amortization	26.3	28.2		53.1	53.0

Adjusted EBITDA	47.5	90.2	(47)%	112.7	165.6	(32)%
Adjusted EBITDA Margin	11.6%	15.9%	-430 bps	12.5%	14.8%	-230 bps

Specialized Products
Trade Sales	$140.8	$267.0	(47)%	$375.3	$529.9	(29)%
EBIT	(19.7)	41.5	(147)%	8.0	77.2	(90)%
EBIT Margin	-14.0%	15.5%	-2,950 bps	2.1%	14.6%	-1,250 bps
Goodwill impairment	25.4	—		25.4	—

Adjusted EBIT	5.7	41.5	(86)%	33.4	77.2	(57)%
Adjusted EBIT Margin	4.0%	15.5%	-1,150 bps	8.9%	14.6%	-570 bps
Depreciation and amortization	10.6	10.4		21.8	20.6

Adjusted EBITDA	16.3	51.9	(69)%	55.2	97.8	(44)%
Adjusted EBITDA Margin	11.6%	19.4%	-780 bps	14.7%	18.5%	-380 bps

Furniture, Flooring & Textile Products
Trade Sales	$293.7	$377.8	(22)%	$614.1	$715.7	(14)%
EBIT	23.4	31.5	(26)%	49.9	49.9	-%
EBIT Margin	8.0%	8.3%	-30 bps	8.1%	7.0%	110 bps
Restructuring-related charges	0.3	1.5		0.3	2.2

Adjusted EBIT	23.7	33.0	(28)%	50.2	52.1	(4)%
Adjusted EBIT Margin	8.1%	8.7%	-60 bps	8.2%	7.3%	90 bps
Depreciation and amortization	6.3	6.7		12.8	13.3

Adjusted EBITDA	30.0	39.7	(24)%	63.0	65.4	(4)%
Adjusted EBITDA Margin	10.2%	10.5%	-30 bps	10.3%	9.1%	120 bps

Total Company
Net Trade Sales	$845.1	$1,213.2	(30)%	$1,890.6	$2,368.3	(20)%
EBIT - segments	22.3	136.5	(84)%	106.5	234.7	(55)%
Intersegment eliminations and other	0.5	(0.5)		(3.0)	(0.5)

EBIT	22.8	136.0	(83)%	103.5	234.2	(56)%
EBIT Margin	2.7%	11.2%	-850 bps	5.5%	9.9%	-440 bps
Goodwill impairment [3]	25.4	—		25.4	—
Restructuring-related charges [3]	2.9	—		2.9	6.3
Note impairment [3]	—	—		8.4	—
Stock write-off from prior year divestiture [3]	—	—		3.5	—
ECS transaction costs [3]	—	—		—	0.9

Adjusted EBIT [3]	51.1	136.0	(62)%	143.7	241.4	(40)%
Adjusted EBIT Margin [3]	6.0%	11.2%	-520 bps	7.6%	10.2%	-260 bps
Depreciation and amortization - segments	43.2	45.3		87.7	86.9
Depreciation and amortization - unallocated [4]	3.3	4.7		6.3	9.4

Adjusted EBITDA [3]	$97.6	$186.0	(48)%	$237.7	$337.7	(30)%
Adjusted EBITDA Margin [3]	11.5%	15.3%	-380 bps	12.6%	14.3%	-170 bps

LAST SIX QUARTERS	2019				2020
Selected Figures	1Q	2Q	3Q	4Q	1Q	2Q
Net Trade Sales ($ million)	1,155.1	1,213.2	1,239.3	1,144.9	1,045.5	845.1
Sales Growth (vs. prior year)	12%	10%	14%	9%	(9)%	(30)%
Volume Growth (same locations vs. prior year)	(3)%	(6)%	(1)%	(1)%	(9)%	(29)%

Adjusted EBIT [3]	105.4	136.0	147.9	140.1	92.6	51.1
Cash from Operations ($ million)	31.4	172.3	212.9	251.4	10.4	112.1

Adjusted EBITDA (trailing twelve months) [3]	619.9	651.0	689.1	721.3	709.7	621.3
(Long-term debt + current maturities - cash & equivalents) / Adj. EBITDA [3,5]	3.55	3.26	2.91	2.59	2.76	3.10

Organic Sales (vs. prior year) [6]	1Q	2Q	3Q	4Q	1Q	2Q
Bedding Products	4%	(8)%	(9)%	(10)%	(15)%	(28)%
Specialized Products	(5)%	(3)%	5%	4%	(11)%	(47)%
Furniture, Flooring and Textile Products	(3)%	(4)%	1%	(2)%	(7)%	(25)%
Overall	(1)%	(6)%	(2)%	(4)%	(12)%	(31)%

[1]	Segment and overall company margins calculated on Trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets and amortization of debt issuance costs.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7				August 3, 2020
RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [11]
	2019				2020
Non-GAAP adjustments [7]	1Q	2Q	3Q	4Q	1Q	2Q
Goodwill impairment	—	—	—	—	—	25.4
Note impairment	—	—	—	—	8.4	—
Stock write-off from prior year divestiture	—	—	—	—	3.5	—
Restructuring-related charges	6.3	—	3.8	5.0	—	2.9
ECS transaction costs	0.9	—	—	—	—	—

Non-GAAP adjustments (pretax) [8]	7.2	—	3.8	5.0	11.9	28.3
Income tax impact	(1.8)	—	(0.4)	(0.1)	(2.9)	(0.4)

Non-GAAP adjustments (after tax)	5.4	—	3.4	4.9	9.0	27.9

Diluted shares outstanding	135.0	135.2	135.4	135.8	135.6	135.7
EPS impact of non-GAAP adjustments	0.04	—	0.02	0.04	0.07	0.21

	2019				2020
Adjusted EBIT, EBITDA, Margin, and EPS [7]	1Q	2Q	3Q	4Q	1Q	2Q
Net trade sales	1,155.1	1,213.2	1,239.3	1,144.9	1,045.5	845.1

EBIT (earnings before interest and taxes)	98.2	136.0	144.1	135.1	80.7	22.8
Non-GAAP adjustments (pretax and excluding interest)	7.2	—	3.8	5.0	11.9	28.3

Adjusted EBIT ($ millions)	105.4	136.0	147.9	140.1	92.6	51.1

EBIT margin	8.5%	11.2%	11.6%	11.8%	7.7%	2.7%
Adjusted EBIT margin	9.1%	11.2%	11.9%	12.2%	8.9%	6.0%

EBIT	98.2	136.0	144.1	135.1	80.7	22.8
Depreciation and Amortization	46.3	50.0	48.4	47.2	47.5	46.5

EBITDA	144.5	186.0	192.5	182.3	128.2	69.3
Non-GAAP adjustments (pretax and excluding interest)	7.2	—	3.8	5.0	11.9	28.3

Adjusted EBITDA ($ millions)	151.7	186.0	196.3	187.3	140.1	97.6

EBITDA margin	12.5%	15.3%	15.5%	15.9%	12.3%	8.2%
Adjusted EBITDA margin	13.1%	15.3%	15.8%	16.4%	13.4%	11.5%

Diluted EPS	0.45	0.64	0.74	0.64	0.34	(0.05)
EPS impact of non-GAAP adjustments	0.04	—	0.02	0.04	0.07	0.21

Adjusted EPS ($)	0.49	0.64	0.76	0.68	0.41	0.16

	2019				2020
Net Debt to Adjusted EBITDA [9]	1Q	2Q	3Q	4Q	1Q	2Q
Total Debt	2,461.0	2,414.8	2,248.3	2,117.6	2,466.4	2,134.3
Less: Cash and equivalents	(263.3)	(289.7)	(242.0)	(247.6)	(505.8)	(208.8)

Net Debt	2,197.7	2,125.1	2,006.3	1,870.0	1,960.6	1,925.5
Adjusted EBITDA, trailing 12 months	619.9	651.0	689.1	721.3	709.7	621.3

Net Debt / Leggett Reported 12-month Adjusted EBITDA	3.55	3.26	2.91	2.59	2.76	3.10
Net Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA [10]	3.18	3.04	2.81	2.59

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 1Q 2019: $2.4 million COGS, $0.9 million SG&A, $3.9 million other expense. 2Q 2019: ($1.5) million COGS, $1.5 million other expense. 3Q 2019: ($0.9) million COGS, $4.7 million other expense. 4Q 2019: $5.0 million other expense. 1Q 2020: $8.4 million SG&A, $3.5 million other expense. 2Q 2020: $0.5 COGS, $27.8 million other expense.

[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]

The Leggett and ECS pro forma adjusted EBITDA for the 12 months ended March 31, June 30, September 30, and December 31, 2019 is presented in the table below. Because the increase in debt from December 31, 2018 to December 31, 2019 was directly attributable to the ECS acquisition, we believe it is more meaningful to investors to include ECS’s pre-acquisition adjusted EBITDA for the trailing 12 months ended March 31, June 30, September 30, and December 31, 2019 in the net debt / 12-month adjusted EBITDA calculation.

ECS pre-acquisition adjusted EBITDA from:	4/1/18 – 1/16/19	7/1/18 – 1/16/19	10/1/18 – 1/16/19	1/1/19 – 1/16/19
Net earnings	12	6	—	(1)
Interest expense	33	22	12	1
Taxes	6	4	1	0

EBIT	51	32	13	—
Depreciation and Amortization	14	10	5	1
Change in control bonus	7	7	7	—

EBITDA	72	49	25	1

Leggett Adjusted EBITDA, trailing 12 months (including ECS from January 16, 2019)	620	651	689	721
ECS pre-acquisition adjusted EBITDA	72	49	25	1

Leggett and ECS Pro Forma Adjusted EBITDA, trailing 12 months	692	700	714	722

Net Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA	3.18	3.04	2.81	2.59

[11]	Calculations impacted by rounding.